For the fiscal period ended (a) 6/30/99
File number (c) 811-2992

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       City of Chicago General Obligation Bonds
      (Emergency Telephone System), Refunding
      Series 1999

2.   Date of Purchase
       3/31/99

3.   Number of Securities Purchased
       20,000

4.   Dollar Amount of Purchase
       $2,050,820

5.   Price Per Unit
       $102.541

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       John Nuveen & Co. Incorporated

7.   Other Members of the Underwriting Syndicate

       Morgan Stanley Dean Witter
      George K. Baum & Company
      CIBC/Oppenheimer Corp.
      Saloman Smith Barney
      Siebert Brandford Shank & Co., LLC
      M.R. Beal & Company
      Lehman Brothers
      SBK/Brooks Investments, Corp.
      Southwestern Capital Markets, Inc.
      Prudential Securities, Inc.
For the fiscal year ended (a) 6/30/99
File number (c) 811-2992

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Wisconsin Center District Junior Dedicated
       Tax Revenue Refunding Bonds, Series 1999

2.   Date of Purchase
       2/05/99

3.   Number of Securities Purchased
       10,000

4.   Dollar Amount of Purchase
       $1,045,710

5.   Price Per Unit
       $104.571

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Bear Stearns

7.   Other Members of the Underwriting Syndicate

       Robert W. Baird & Co. Incorporated
       M.R. Beale & Company
       Bigelow & Company
       Dain Rauscher, Inc.
       Jackson Securities Inc.
       Loop Capital Markets, LLC
       SBK-Brooks Investment Corp.
       Siebert Brandford
       Shank & Co., LLC

For the fiscal period ended (a) 6/30/99
File number (c) 811-2992

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Chicago School Reform Board of Trustees of the Board of Education of the City of Chicago, Illinois
       Unlimited Tax General Obligation Bonds
       (Dedicated Tax Revenue), Series 1999A

2.   Date of Purchase
       2/11/99

3.   Number of Securities Purchased
       57,450

4.   Dollar Amount of Purchase
       $1,855,578

5.   Price Per Unit
       $32.299

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Lehman Brothers

7.   Other Members of the Underwriting Syndicate

       George K. Baum & Company
       Bear Stearns & Co. Inc.
       Siebert Brandford Shank & Co., LLC
       Apex Securities, Inc.
       A.G. Edwards & Sons, Inc.
       First Chicago Capital Markets, Inc.
       Loop Capital Markets, LLC
       John Nuveen & Co. Incorporated
       Bigelow & Co.
       Everen Securities, Inc.
       Graicap, Inc.
       Melvin Securities, LLC
       Prudential Securities Incorporated